Exhibit 99
Ridgewood Renewable Power	Robert E. Swanson Chairman

September 22, 2008

TO:   Ridgewood Renewable Power Fund Shareholders

RE:   Sale of Waste Wood to Renewable Energy Plants in Maine

Ridgewood Renewable Power is pleased to announce that we have signed a definitive purchase and sale agreement with Covanta Energy Corporation for the sale of our 2 waste wood to Renewable Power Plants in Maine, which we call Penobscot and Eastport.  The Ridgewood interest in these plants is 50%, with half of that owned by Power Trust IV and half by Power Trust V.  In late August, Covanta issued a press release regarding the sale, which is attached.  The entity being sold is listed as Indeck Maine Energy, LLC, which is the official name of the company that owns the Plants.  The purchase price is listed in the Covanta press release as $82 million, but when factoring in other items, the gross sales price totals over $90 million, before transaction costs.  Ridgewood Renewable Power believes that this sale is advantageous to the shareholders of Trust IV and Trust V. We believe that we did an excellent job of adding value over the years to these projects, and as a result, were able to set a price for the projects that, if closed, will result in a gain.  Covanta Energy Corporation is a wholly-owned subsidiary of Covanta Holdings Corporation (NYSE:CVA).

HISTORY OF THE TRANSACTION

The Penobscot and Eastport Plants were built in the mid-1980’s to make electricity from a renewable resource, waste wood from the forest and paper industries in Maine.  These Plants were very expensive to build, costing a total of about $110 million when built.  The reason for the high cost is that burning a waste product like wood chips in an environmentally clean way requires a very elaborate boiler called a circulating fluidized bed boiler.  These expensive plants were built because a long-term power purchase agreement from the local utility was obtained at a high price for the electricity generated by the plants.

Shortly after the plants were completed, the deregulation of the power industry began, and the local utility, Bangor Hydro Electric, bought out the high price power contract for a lump sum, rather than pay for the very expensive electricity over a long period of time.  Without a high priced, or subsidized electricity price, the plants no longer had a high value.  Indeck Energy Services, Inc. purchased these plants at a discount, but the Plants did not run very much because the cost of operating this type of renewable power plant was high in relationship to an unsubsidized electric power price.

In June 1997, Ridgewood Electric Power Trusts IV and V paid a total of $14 million for a 50% “preferred” interest in these 2 power plants.  Each Ridgewood Trust paid $7 million.  As we explained at the time, we were able to acquire our interest in these projects at a deep discount to their $110 million construction cost because they were not able to run without a high price power purchase agreement or without some other subsidy for the Renewable Power Production.  Earlier in 1997, Massachusetts passed a law providing very significant subsidies for Renewable Power beginning in January 2000.  The Massachusetts law required the utilities to budget a certain fraction of their electricity from renewable sources. The renewable attribute subsidy is called a REC (Renewable Energy Certificate).  Although located in Maine, these plants were expected to qualify for the Massachusetts RECs.  With the anticipated RECs, these 2 plants were expected to become very profitable starting in 2000, even though we knew they were unlikely to be profitable prior to 2000.

Ridgewood’s interest was preferred because the Ridgewood Trusts were to receive an 18% return on our capital investment before the excess income, if any, was shared between the Ridgewood Trusts and Indeck Energy.  Originally, Indeck Energy continued to be the operator of these 2 plants (Indeck Energy operates numerous other independent electric power projects) and Ridgewood was a passive investor.  The contract provided that if we did not receive our preferred return, Ridgewood could take over operations of these plants.  Ridgewood took over operations in 1998.

The Penobscot and Eastport Plants suffered numerous disappointments, perhaps one of the greatest was the decision by Massachusetts to delay the implementation of the Renewable Power subsidy, the REC, in January 2000.  As it ended up, Massachusetts RECs were effectively implemented in July 2002. Not only did we not start receiving positive cash flow in 2000 for these projects, but the plants, from so many years of relatively little use, needed extensive overhauling, including large capital expenditures for modern computer equipment and software to operate the plants.  Over a period (1998 - 2005), the Ridgewood Trusts and Indeck Energy were required to make sizeable loans for these Plants to maintain them, upgrade them, and keep crews, at least skeleton crews when they first had to be operated.  These loans, including interest, over a period of years, total approximately $22 million, half from Ridgewood, and half from Indeck Energy.  First, Power Trust IV and V used up whatever remaining capital reserves we had, then we had to use whatever positive cash flows were generated by other projects as well.  Even that was not enough, so the plants had to borrow money. At the same time, Ridgewood Renewable Power, as Manager of the Trusts, waived millions of dollars of fees that it would have otherwise been entitled to.  We made the decision to do all this, rather than simply abandoning the projects, because we firmly believed that once the Renewable Power subsidies were being received by these plants, they could become very valuable.  This turned out to be the case, but it has taken many years, and it was a financially painful experience for investors in Trust IV and V who received very little in the way of distributions; it was also a financially painful experience for Ridgewood Renewable Power as a management company.  We stuck with it because we wanted to attempt to realize value for these projects, which we believed would ultimately become valuable.  It is fortunate that we had as a partner in these projects Indeck Energy, which agreed to match all loans made by the Ridgewood Trusts.

It was a struggle for many years to keep the Penobscot and Eastport Plants funded and operating.  Fortunately, we were able to do so, and now in 2008, Renewable Power has become very much in demand and companies such as Covanta are investing in proven operating projects.  We suffered with these projects financially, nursed them, and added value to them during the weak times, and now we are in a position to sell them at a premium because there is an excellent market for renewable electric power and because these two plants are now among what we believe are two of the premier renewable electric power assets in New England.

We engaged the assistance of Ewing Bemis & Co., a recognized renewable power investment banker to assist in locating a buyer and negotiating the terms of the sale. With their help, we conducted an auction process that brought us a fair price, and on fair terms, for the sale of these plants.

FINANCIAL STRUCTURE OF THE OWNERSHIP OF THE TWO PLANTS

As stated above, in 1997 Power Trust IV and Power Trust V each acquired a 25% interest in both plants, and Indeck Energy retained a 50% interest in the plants.  Over the years, Indeck Energy loaned, including accrued interest, $11 million to the projects and the 2 Ridgewood Trusts did as well.  The gross sales price to be paid by Covanta for the 2 plants will be over $90 million.  After paying the transaction costs of the closing (legal, investment banks, etc.), the proceeds of the sale will be distributed (1) to effectively pay off the loans, and (2) 55% of the balance to the Ridgewood Trusts, and 45% of the balance to Indeck Energy.  The proceeds to the Ridgewood Trusts are divided equally between Power Trust IV and Power Trust V.  The reason that, after repayment of the loans, the proceeds are split 55% in our favor and 45% to Indeck Energy, is a reflection of our priority status and the fact that the Ridgewood Trusts, when the projects are operating, receive 100% of the federal income tax credits attributable to the Renewable Power Production, and Indeck Energy receives none of the tax credits.  Those tax credits add value for the project in the eyes of the buyer.  We reached a compromise with Indeck Energy, because if Ridgewood chose not to sell the projects, we would have continued to receive 100% of the tax credits.  Indeck Energy shared our view that now is a favorable time to sell these assets, and to induce us to sell them, Indeck Energy agreed to the 55%/45% division favoring the Ridgewood Trusts as a fair compromise.  As an aside, for all 11 years that Ridgewood has been a part owner of these projects, we have found Indeck Energy to be a strong partner who shared our view of the projects.

Additionally, if the sale closes, Ridgewood Renewable Power, as the manager of the Trusts, will not receive any of these proceeds under the post-payout profit sharing provisions of the Trusts’ governing agreements, since none of these Trusts will have yet reached payout as a result of this proposed sale.  Both Trust IV and Trust V have other assets remaining.

To close this sale, we will need your consent. We will proceed as promptly as possible to file and circulate to shareholders a Shareholder Consent Statement, which explains the transaction in great detail and explains it very precisely.  Before we can send the Consent Statement to shareholders of the Ridgewood Trusts, we first must file it with the SEC for their review, should they choose to review it.  This procedure is exactly the same as we are following with respect to the sale of the Ridgewood Egypt assets owned by Trust V, the Growth Fund, and the Ridgewood Egypt Fund.

Once we have responded to any comments that the SEC might have with respect to the Consent Statement, we will have it printed, bound, and sent to you.  We hope that we will be in a position to send the Consent Statement to you in the latter part of October.

In order for the sale to go through, a majority of the ownership interest in each of Trust IV and Trust V must approve of the sale, or it cannot be consummated.

Except for historical information, this letter contains statements that constitute forward-looking statements, as defined by the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties.  Forward-looking statements include statements made regarding events, financial trends, future operating results, financial position, cash flows and other general information concerning possible or assumed future results of operations of the Ridgewood Renewable Power Funds, including Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V (together, the “Funds”).  You are cautioned that such statements are only predictions, forecasts or estimates of what may occur and are not guarantees of future performance or of the occurrence of events or other factors used to make such predictions, forecasts or estimates.  Actual results may differ materially from those results expressed, implied or inferred from these forward-looking statements and may be worse.  Finally, such statements reflect a Fund’s current views.  The Funds undertake no obligation to publicly release the results of any revisions to the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the sale of assets of the Funds’ Indeck operations.   Since the sale of the Indeck operations owned in part by Funds requiring the approval of the shareholders of these Funds, the Funds will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy or consent statement to be used by the Funds to solicit the approval of its shareholders for such transaction. You are urged to read the proxy or consent statement regarding the transaction, if and when it becomes available, and any other relevant documents filed by the Funds with the SEC, as well as any amendments or supplements to such a proxy or consent statement, because they will contain important information. You can obtain free copies of any such materials (including any proxy statement) filed by the Funds with the SEC, as well as other filings containing information about the Funds at the SEC’s Internet Site (http://www.sec.gov). The Funds will also provide copies of any such proxy or consent statement and other information filed with the SEC to any shareholder, at the actual cost of reproduction, upon written request to Dan Gulino, Senior VP and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, or via telephone at (201) 447-9000.

Participants in Solicitation

The Funds and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies or consents from the Funds’ shareholders with respect to the sale of assets of the Funds’ Indeck operations.  Information regarding the officers and directors of the Funds, including direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in a definitive proxy or consent statement that will be filed with the in the event such a transaction requiring shareholder approval were to occur.

Covanta Announces Acquisition of Two
Biomass Energy Facilities in Maine
Acquisition Adds Renewable Electricity Generation in the
Attractive New England Power Market

FAIRFIELD, NJ, August 25, 2008 — Covanta Holding Corporation (NYSE: CVA), a world leader in development, operation and ownership of Energy-from-Waste and renewable energy facilities, today announced that it has entered into an agreement to purchase two biomass energy facilities from co-owners Ridgewood Maine, L.L.C. and Indeck Energy Services, Inc.

The two nearly identical facilities, located in West Enfield and Jonesboro Maine, will add a total of 49 gross megawatts to Covanta’s renewable energy portfolio, which currently includes six biomass facilities and 38 Energy-from-Waste facilities. The acquisition will represent a 35% increase in gross electrical capacity from our biomass facilities. We intend to sell the electric output and renewable energy credits from these new facilities into the attractive New England market.

Covanta has agreed to acquire these two facilities for approximately $87 million net of cash acquired. The transaction will be funded from cash on hand and/or by drawing upon our existing revolving loan facility.

Closing of the acquisition remains subject to receipt of certain regulatory approvals as well as approval by Ridgewood’s shareholders. These conditions are anticipated to be met by year’s end.

“We are very excited about acquiring these two biomass facilities to expand our renewable energy portfolio,” said Anthony Orlando, President and Chief Executive Officer of Covanta. “Our operating expertise and existing infrastructure will enable us to maximize their value. Furthermore, we see strategic benefits by expanding our presence in New England, which enjoys strong demand and regulatory incentives for renewable electricity.”

Biomass energy facilities, also referred to as wood waste facilities, combust biomass to produce renewable electricity. Biomass may include: woodchips, sawdust, bark, tree trimmings, agricultural waste and wood recovered from construction demolition activities.

About Covanta
Covanta Holding Corporation (NYSE: CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 38 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert more than16 million tons of waste into more than 8 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2007, and in securities filings by Covanta with the SEC.

Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Ridgewood Trusts—Additional Information and Where to Find It
Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V are the indirect owners of the two biomass facilities. It is Covanta’s understanding that the Trust(s) plan to file with the SEC and mail to its shareholders a proxy statement to be used by the Trust(s) to solicit the approval of its shareholders for the transaction. Ridgewood Renewable Power, LLC. urges that shareholders of the Trust(s) read the proxy statement, when it becomes available, and any other relevant documents filed by the Trust(s) with the SEC, because they will contain important information about the transaction. When available, shareholders of the Trust(s) can obtain free copies of any such materials (including the proxy statement) filed by the Trust(s) with the SEC, as well as other filings containing information about the Trust(s) at the SEC’s Internet Site (http://www.sec.gov).

The Trusts and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies or consents from the Trusts’ shareholders with respect to the sale of assets of the Trusts’ biomass operations. As required by SEC rules, the proxy statement relating to the transaction that will be filed with the SEC by the Trusts will contain information regarding the executive officers and directors of the Trusts, including their direct or indirect interests in the transaction.

For more information generally, please contact:
Marisa F. Jacobs, Esq.
Vice President, Investor Relations and Corporate Communications
1-973-882-4196

For media inquiries, please contact:
Vera Carley
Media Relations Manager
1-973-882-2439